UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8- K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 31, 2009

CARIBBEAN VILLA CATERING CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-151840	45-0557179
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

25 Jenna Lane
Staten Island, New York 10304
 (Address of principal executive offices) (zip code)

(917) 684-2442
 (Registrant's telephone number, including area code)

Copies to:
Andrea Cataneo, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

38 Playa Laguna
Sosua, Dominican Republic

 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 31, 2009, Caribbean Villa Catering Corporation , a Nevada corporation  (“Caribbean ” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Caribbean Villa Acquisition Corp. , a Nevada corporation and wholly-owned subsidiary of the Company (the “Subsidiary”) and CJSC Globotek., a Russian corporation (“Globotek”).

Pursuant to the Merger Agreement, on December 31, 2009 (the “Closing Date”), the Subsidiary merged with and into Globotek resulting in Globotek becoming a wholly-owned subsidiary of the Company (the “Merger”). Pursuant to the Merger Agreement, the Company issued approximately 40,000,000 shares of its common stock (the “Acquisition Shares”) to the shareholders of Globotek, representing approximately 61.73% of the issued and outstanding common stock following the closing of the Merger. Pursuant to the Merger Agreement, the outstanding shares of common stock of Globotek were cancelled.

In connection with the Merger, in addition to the foregoing:

(i) Effective on the Closing Date, Robert Seeley, Virgilio Santana Ripoll and Stuart Wayne Jones resigned from all officer and director positions held with the Company and the following executive officers and directors of Globotek were appointed as executive officers and directors of the Company:

Name	Title
Dmitry Viktorovich Lukin	Director and Chief Executive Officer
Alexandr Nikolaevich Lapkin	Director and Chief Science Officer
Sergey Alexandrovich Lapkin	Director and Chief Technology Officer - Chief Designer
Axandr Viktorovich Lukin	Director and Chief Production Officer
Sergey Viktorovich Lukin	Director and Chief Financial Officer
Vladislav Feliksovich Tenenbaum	Director (Chairman of the Board) and President
Alexandr Vladimirivich Auxtin	Director
Elena Alexandrova Lapkina	Director
Veronika Palterovich*	Director

*Ms. Palterovich was appointed to the board of directors effective January 25, 2010.

 (ii) The Company intends to change its name to Globotek Holdings, Inc. or a similar derivation, as soon as practicable.

Item 2.01 Completion of Acquisition or Disposition of Assets

Information in response to this Item 2.01 is keyed to the Item numbers of Form 10.

Item 1. Description of Business

Effective on the Closing Date, pursuant to the Merger Agreement, Globotek became a wholly-owned subsidiary of the Company. The acquisition of Globotek is treated as a reverse acquisition, and the business of Globotek became the business of the Company. At the time of the reverse acquisition, Caribbean was not engaged in any active business.

References to “Globotek”, “we”, “us”, “our” and similar words refer to the Company and its wholly-owned subsidiary, Globotek, unless the context otherwise requires, and prior to the effectiveness of the reverse acquisition, these terms refer to Globotek.  References to “Caribbean” refer to the Company and its business prior to the reverse acquisition.

Summary

Globotek  was incorporated as a closed joint-stock company on November 23, 2005 in accordance with the Civil Code of the Russian Federation and Federal Law of the Russian Federation The manner of the incorporation of the company, contents of its constituent documents, formation of the charter capital, placement and State registration of shares, structure and competence of the governing bodies in general conform to the requirements of the effective legislation.

Globotek and its affiliates represent a group of enterprises that have developed a unique and patented technology specializing in the treatment of Associated Petroleum Gas (“APG”) via a modular processing plant (the “Globotek APG System”). The Globotek APG System can be used in operations in the Russian Federation as well as other parts of the world.

The treatment of APG continues to be one of the most contentious issues in the Oil & Gas industry today. APG is a byproduct of oil extraction and many oil fields around the world still treat APG as a waste product resulting in this surplus gas being flared or vented directly into the atmosphere, which is not only a waste of resources and income through loss of hydro carbon reserves but also a practice which has a significant impact on the environment, public health and the economy.  It is estimated that over 400 million tons of greenhouse gases including carbon dioxide, sulfur and active soot are released into the atmosphere every year as a result of APG flaring practices. In Russia the utilization of APG has always been treated as an expenditure of the producer – a sunk cost with little or no investment return. Until now the absence of a means of economically handling APG has forced companies to flare the APG.  Traditionally APG handling involves the transport of the gas via pipelines from the field via a booster station to processing plants, which are usually unprofitable, because of the extremely high capital costs needed for the construction of the processing plants and pipeline. Furthermore, over one-half of the end products (propane, butane and gasoline) are lost due to the difficulties in transporting these gases to end users. In some cases it is necessary to construct additional pipe lines, which is slow and expensive. Additionally, once a field’s oil reserves are depleted, these pipe lines and processing plants are redundant. The construction of a plant of this type can take in excess of thirty months at a minimum cost of approximately $30 million, which is three times longer and three times more expensive than the manufacture and installation of a Globotek APG System.

Globotek has developed the Globotek APG system as an affordable solution to the APG utilization issue for all oil producers. By installing a modular mobile complex at the production site itself, the need for capital intensive pipelines and plant production is negated. The process used is the separation of the gas mixture by  use of low temperature condensation resulting in production of Gasoline (Gas Stable Grade) Natural Combustible Gas and Propane/Butane in an automobile grade fuel. A secondary product from the process is Methanol.  In April 2008, the Globotek APG System was approved by The Russian Federal Service for Ecological Technical and Atomic Supervision. Later that year, Globotek was awarded the prestigious “Ecological Project of the Year” title by the Russian government for its work and contribution to solving the APG utilization issue.

In summary the Globotek APG System has several advantages:

a)	Deployment at the source of the APG
b)	Easy redeployment when the field is worked out
c)	Stand alone self sufficiency
d)	Low relative costs
e)	Savings on environmental fees
f)	Low construction costs
g)	Short time frame from application to construction (8 – 10 Months)

BUSINESS STRUCTURE AND STRATEGY

We are currently acting as a developer and producer of the Globotek APG System for the processing of APG.  To date the sale of the Globotek APG System has been exclusively in Russia.  The Russian Government has imposed new regulations on oil and gas companies which are effective in January 2012.  These regulations require that 95% of APG must be processed. Producing companies that fail to comply could lose their licenses and/or face heavy fines. By passing this legislation, a natural market has evolved for the Globotek APG System. Our management estimates that new total investment in APG processing is between US $25 to US $27 billion.

We intend to become a fully vertically integrated company with a production line from processing APG to the sale of the end products ranging from liquefied petroleum gas (“LPG”), propane/butane, autogas and electricity. We believe that our business and products are of great interest not only to oil and gas companies as well as refineries worldwide, but also electricity generating and distributing companies. Therefore, we see great potential for expanding and growing by way of merger or acquisitions.

Globotek’s executive offices are located at 22, Sevemaya Street, Togliatti, Samara region, Russia and its telephone number at such address is 7 8482 319999.  Its US representative office is located at 25 Jenna Lane, Staten Island, New York 10304 and its telephone number at such address is (917) 684-2442.

Item 1A. RISK FACTORS

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals.  If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected.  In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Related to our Business

Our business is difficult to evaluate because we have a limited operating history and an uncertain future.

We have a limited operating history upon which you can evaluate our present business and future prospects.  We face risks and uncertainties relating to our ability to implement our business plan successfully.  Our operations are subject to all of the risks inherent in the establishment of a new business enterprise generally.  The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business, the commencement of operations and the competitive environment in which we operate.  If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations, financial condition and prospects will be materially harmed.

We will need significant additional capital, which we may be unable to obtain.

As of September 30, 2009, we had no limited cash available. We also expect to experience negative cash flow for the forseeable future as we fund our operating losses and capital expenditures.  Accordingly we need significant additional capital to fund our operations. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.  If we are unable to raise substantial capital, investors will lose their entire investment.

If our strategy is unsuccessful, we will not be profitable and our stockholders could lose their investment.

We are not aware of any other companies pursuing our strategy, and there is no guarantee that our strategy will be successful or profitable. If our strategy is unsuccessful, we will fail to meet our objectives and not realize the revenues or profits from the business we pursue, which would cause the price of our common stock to decrease, thereby potentially causing in all likelihood, our stockholders to lose their investment.

We may be unable to successfully execute any of our identified business opportunities or other business opportunities that we determine to pursue.

We currently have a limited corporate infrastructure. In order to pursue business opportunities, we will need to continue to build our infrastructure and operational capabilities. Our ability to do any of these successfully could be affected by any one or more of the following factors:

•	our ability to raise substantial additional capital to fund the implementation of our business plan;

•	our ability to execute our business strategy;

•	the ability of our products and services to achieve acceptance in new markets;

•	our ability to manage the expansion of our operations and any acquisitions we may make, which could result in increased costs, high employee turnover or damage to customer relationships;

•	our ability to attract and retain qualified personnel;

•	our ability to manage our third party relationships effectively; and

•	our ability to accurately predict and respond to the rapid technological changes in our industry and the evolving demands of the markets we serve.

Our failure to adequately address any one or more of the above factors could have a significant impact on our ability to implement our business plan and our ability to pursue other opportunities that arise.

If we are unable to manage our intended growth, our prospects for future profitability will be adversely affected.

We intend to aggressively expand our marketing and sales program.  Rapid expansion may strain our managerial, financial and other resources.  If we are unable to manage our growth, our business, operating results and financial condition could be adversely affected.  Our systems, procedures, controls and management resources also may not be adequate to support our future operations.  We will need to continually improve our operational, financial and other internal systems to manage our growth effectively, and any failure to do so may lead to inefficiencies and redundancies, and result in reduced growth prospects and profitability.

We face competition and may not be able to successfully compete.

We currently do not believe we have direct competitors in the capacity range we target. However, there can be no assurance that we will not have direct competition in the future that such competitors will not substantially increase the resources devoted to the development and marketing of products and services that compete with our products or that new or existing competitors will not enter the market in which we are active.

We rely on key personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively

Our success depends in large part upon the abilities and continued service of our executive officers and other key employees, particularly Dmitry Lukin, our Chief Executive Officer and Vladisav Tenenbaum, our President.  There can be no assurance that we will be able to retain the services of such officers and employees.  Our failure to retain the services of our key personnel could have a material adverse effect on us.   In order to support our projected growth, we will be required to effectively recruit, hire, train and retain additional qualified management personnel.  Our inability to attract and retain the necessary personnel could have a material adverse effect on us.  We have no “key man” insurance on any of our key employees.

Our independent registered auditors have expressed doubt about our ability to continue as a going concern.

Our auditors included in their report for the year ended December 31, 2008, an emphasis of matter paragraph in its independent auditors’ report dated December 31, 2009 stating that there is significant doubt about our ability to continue operating as a going concern. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including by the sale of our securities, or obtaining loans from financial institutions, where possible. Our continued net operating losses and our auditors’ doubts increase the difficulty of our meeting such goals and our efforts to continue as a going concern may not prove successful.

Risks Related to our Industry and Doing Business in Russia

Currency fluctuations may adversely affect our operating results.

We generate revenues and incur expenses and liabilities in rubles, the currency of the Russian Federation.  However, we will report our financial results in the United States in U.S. Dollars.  As a result, the Company’s financial results will be subject to the effects of exchange rate fluctuations between these currencies.  From time to time, the government of Russia may take action to stimulate the Russian economy that will have the effect of reducing the value of the ruble. In addition, international currency markets may cause significant adjustments to occur in the value of the ruble.  Any such events that result in a devaluation of the ruble versus the U.S. Dollar will have an adverse effect on our reported results. hawse have not entered into agreements or purchased instruments to hedge our exchange rate risks.

Government regulation may hinder our ability to function efficiently.

The Federation of Russia is supportive of its oil and gas exploration industry. Nevertheless, the government of Russia is highly bureaucratic, and the day-to-day operations of our business require frequent interaction with representatives of the Russian government institutions.  There can be no assurance that the Russian government will continue its support of our Company, operations and strategy.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in Russia.

Substantially all of our assets will be located in the Russian Federation and our officers and substantially all of our present directors reside outside of the United States.  As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

 We may have difficulty establishing adequate management, legal and financial controls in China, which could impair our planning processes and make it difficult to provide accurate reports of our operating results.

The Russian Federation historically has not followed Western style management and financial reporting concepts and practices, and its access to modern banking, computer and other control systems has been limited.  Although we will be required to implement internal controls, we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the Russia Federation in these areas. As a result of these factors, we may experience difficulty in establishing the required controls and instituting business practices that meet Western standards, making it difficult for management to forecast its needs and to present the results of our operations accurately at all times. If we are unable to establish the required controls, market makers may be reluctant to make a market in our stock and investors may be reluctant to purchase our stock, which would make it difficult for you to sell any shares of common stock that you may own or acquire.

Capital outflow policies in Russia may hamper our ability to pay dividends to shareholders in the United States.

The Federation of Russia has adopted currency and capital transfer regulations. These regulations require that we comply with complex regulations for the movement of capital. The current regulations require notification to the Russian Government of all significant currency transactions.

Russian tax, currency and customs legislation is subject to varying interpretations and changes, which may occur frequently and have detrimental effects on our business.

Management’s interpretation of applicable legislation may be challenged by the relevant regional and federal authorities. Recent events within the Russian Federation suggest that the tax authorities may be taking a more assertive position in their interpretation of the legislation and assessments, and it is possible that transactions and activities that have not been challenged in the past may be challenged. As a result, significant additional taxes, penalties and interest may be assessed. Fiscal periods remain open to review by the authorities in respect of taxes for three calendar years preceding the year of review. Under certain circumstances reviews may cover longer periods. As at December 31, 2008, management believes that its interpretation of the relevant legislation is appropriate and our tax, currency and customs positions will be sustained

Risks Related to our Organization and Common Stock

As a result of the Merger, Globotek became a subsidiary of ours and since we are subject to the reporting requirements of federal securities laws, this can be expensive and may divert resources from other projects, thus impairing its ability grow.

As a result of the Merger, Globotek became a subsidiary of ours and, accordingly, is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Merger) and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if Globotek had remained privately held and did not consummate the Merger.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act.  We will need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.  If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the SEC current and interfere with the ability of investors to trade our securities and for our shares to continue to be quoted on the OTC Bulletin Board or to list on any national securities exchange.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.  As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.  We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

There is a limited trading market for the Common Stock.

To date there has been a very limited public trading market for the Common Stock, and we cannot give an assurance that an active trading market will develop. The lack of an active, or any, trading market will impair a stockholder’s ability to sell his shares at the time he wishes to sell them or at a price that he considers reasonable.  An inactive market will also impair our ability to raise capital by selling shares of our capital stock and will impair our ability to acquire other companies or assets by using common stock as consideration.

The market price of our Common Stock is likely to be highly volatile and subject to wide fluctuations.

Dramatic fluctuations in the price of our Common Stock may make it difficult to sell our Common Stock. The market price of our Common Stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

•
dilution caused by our issuance of additional shares of common stock and other forms of equity securities, in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

•	variations in our quarterly operating results;

•	announcements that our revenue or income are below or that costs or losses are greater than analysts’ expectations;

•	the general economic conditions;

•	sales of large blocks of our common stock;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments; and

•	fluctuations in stock market prices and volumes;

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our Common Stock and/or our results of operations and financial condition.

The ownership of our Common Stock is highly concentrated in our officers.

Based on the 64,800,000 shares of Common Stock outstanding as of December 31, 2009, our directors and executive officers beneficially own 61.73% of our outstanding Common Stock. As a result, our directors and executive officers have the ability to exercise control over our business by, among other items, their voting power with respect to the election of directors and all other matters requiring action by stockholders. Such concentration of share ownership may have the effect of discouraging, delaying or preventing, among other items, a change in control of the Company.

The Common Stock will be subject to the “penny stock” rules of the SEC, which may make it more difficult for stockholders to sell the Common Stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•            that a broker or dealer approve a person's account for transactions in penny stocks; and
•            the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•            obtain financial information and investment experience objectives of the person; and
•            make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•            sets forth the basis on which the broker or dealer made the suitability determination; and
•            that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The regulations applicable to penny stocks may severely affect the market liquidity for the Common Stock and could limit an investor’s ability to sell the Common Stock in the secondary market.

The Company has not paid dividends in the past and does not expect to pay dividends for the foreseeable future.  Any return on investment may be limited to the value of the Common Stock.

No cash dividends have been paid on the Common Stock. We expect that any income received from operations will be devoted to our future operations and growth. The Company does not expect to pay cash dividends in the near future. Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors as the Company’s board of directors may consider relevant.

Item 2. Financial Information

 FORWARD-LOOKING STATEMENTS

Statements in this current report on Form 8-K may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this prospectus, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this current report and in other documents which we file with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this current report.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

We were incorporated as a closed joint-stock company on November 23, 2005 in accordance with the Civil Code of the Russian Federation and Federal Law of the Russian Federation The manner of the incorporation of the Company, contents of its constituent documents, formation of the charter capital, placement and State registration of shares, structure and competence of the governing bodies in general conform to the requirements of the effective legislation. The Globotek APG System can be used in operations in the Russian Federation as well as other parts of the world.

We intend to become a fully vertically integrated company with a production line from processing APG to the sale of the end products ranging from liquefied petroleum gas (“LPG”), propane/butane, autogas and electricity. We believe that our business and products are of great interest not only to oil and gas companies as well as refineries worldwide, but also electricity generating and distributing companies. Therefore, we see great potential for expanding and growing by way of merger or acquisitions.

Results of Operations

Year Ended December 31, 2008 Compared to Year Ended December 31, 2007

Our revenues for the year ended December 31, 2008 were $6,774,519 as compared to $3,355,232 for the year ended December 31, 2007.  The increase in revenues was due primarily to major ramp up of production which began in the latter part of 2007 and continued through 2008.

Our income from operating activities for the year ended December 31, 2008 were $4,325,570 as compared to a loss from operations of $2,393,841 for the year ended December 31, 2007. The increase resulted primarily due to the fact that we ramped up production in the latter part of 2007 which continued through 2008.

Distribution expense for year ended December 31, 2008 were $97,037 as compared to $18,408 for the year ended December 31, 2007. Administrative expenses were $ 834,703 for the year ended December 31, 2008 as compared to $ 210,082 for the year ended December 31, 2007.  Other operation expense was $ 168,701  for the year ended December 31, 2008 as compared to $3,282 for the year ended December 31, 2007. Bad debt expenses of $128,682 in December 31, 2008 as compared to $0 in December 31, 2007.  All of these higher expenses are directly related to the ramp up in production which began in the latter part of 2007 and continued through 2008.

VAT expenses for the year ended December 31, 2008 was $ 1,041,993 as compared to $ 511,728  for the same period in 2007.  This increase can be primarily attributed  to higher production activities in the year 2008.

Other Income for the year ended December 31, 2008 was $70,797 as compared to $3,282 for the same period in 2007.  This increase resulted from receipt of penalty payments and late payment charges from contractors in 2008.  Finance Income for the year ended December 31, 2008 was $6,651 compared to $ 0 for the year ended December 31, 2007 and finance expense for the year ended December 31, 2008 was $130,410 as compared to $35,617 for the year ended December 31, 200.  This increase can be attributed to interest payments for borrowings obtained during the year 2008.

Income Tax for the year ended December 31, 2008 was $ 672,601 as compared to $ (660,774) for the same period in 2007 due to adjustment as required under US GAAP deferred tax accounting in the current year.

The Company’s net income for the year ended December 31, 2008 was $1,324,240 as compared to a net loss of $2,520,493 for year ended December 31, 2007, for the reasons explained in the above paragraphs.

Nine Months Ended September 30, 2009 Compared to Nine Months Ended September 30, 2008

Our revenues for the nine month ended September 30, 2009 were $1,325,593 as compared to $6,729,796 for the nine months ended September 30, 2008.  The decreases in revenues were due to the temporary shutdown of the Globotek NV subsidiary which consisted of an APG processing plant.  This facility was located in Siberia and additional investment of approximately $700,000 is needed to complete its relocation. We are in the process of moving equipment from Siberia to the Samaria Region, which we expect will be more stable and profitable for our shareholders.  In addition, management estimates that additional investment of $1,500,000 will be required to re-fabricate certain equipment to adjust to the capacity requirements in the Samara region.

Our income from operating activities for the nine months ended September 30, 2009 were $269,275 as compared to $4,459,453 for the nine months ended September 30, 2008. The decrease resulted primarily due to the fact that we produced no LPG in the nine months ended September 30, 2009.

Distribution expense for the nine month ended September 30, 2009 were zero as compared to $87,317_ for the nine months ended September 30, 2008 due to the LPG facility being temporarily shut down. Administrative expenses were $469,731 for the nine months ended September 30, 2009 as compared to $611,916 for the nine months ended September 30, 2008 due to the less staff and cost in relation to a slowdown in production.  Other operation expense was $54,342 for the nine months ended September 30, 2009 as compared to $150,954 for the nine months ended September 30, 2008 due to staffing requirements and maintenance of the facilities that would be needed if there were in full operations.

VAT expenses for the nine month period ended September 30, 2009 was $202,209 as compared to $1,026,579 for the same period in 2008.  This decrease was primarily due to the decrease in LPG gas production done by Globotek NV.

Other Income for the nine month period ended September 30, 2009 was $16,072 as compared to $59,092 for the same period in 2008.  This decrease resulted from there being no penalties from late payments or contractors in 2009.  Finance Income for the nine months ended September 30, 2009 was $2,035 compared to $1,200 for the nine months ended September 30, 2008. Finance expense for the nine month period ended September 30, 2009 was $154,036 as compared to $75,953 for the nine month ended September 30, 2008 as a result of increased borrowing from our Chief Executive Officer, Dimitry Lukin and Rusvest-Finance.

Income Tax Cap for the nine month period ended September 30, 2009 was $194 as compared to $670,896 for the same period in 2008 due to change in deferred taxes.

The Company’s net loss for the nine months ended September 30, 2009 was $593,130 as compared to a gain of $1,896,131 for nine months ended September 30, 2008 as a result of our decreased revenues coupled with the temporary shutdown of the Globotek NV subsidiary.

Off-Balance Sheet Arrangements

We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. As such, we are not exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

Liquidity and Capital Resources

Historically, we have financed our operations and capital expenditures primarily with cash on-hand and the proceeds from sales of our common stock. The primary source of the Company’s capital resources has been from lines of credit with it stockholders and other related entities.

Cash Flow

We  incurred a net loss of $593,130 for nine months ended September 30, 2009 as compared to a net income of $1,896,131 for the nine months ended September 30, 2008.

As of September 30, 2009, we had working capital deficit of  $3,079,286. We believe that we will continue to incur net losses and negative cash flow from operating activities into 2009. We have met our cash requirements to date through the private placement of common stock and from borrowings and capital leases.

Our current cash flow is not adequate to satisfy our working capital requirements and debt service. We will be able to utilize loans from affiliates for the beginning stages of our development plan.  However the capital spending required by us to remain competitive and operate efficiently coupled with the funds needed by us to continue existence will likely result in an increase in the Company’s debt.

In the past few months, concerns about the capitalization of a number of major banks has led to a significant worldwide reduction in the availability of credit.  One result of this situation has been a sharp reduction in the price of oil on the world market.  If the current global financial crisis were to continue for an extended period, it could have a significant unfavorable impact on us.

We will continue our efforts to obtain the funds needed to meet our future capital requirements. We will continue to evaluate ways to maximize the value of its assets, including possibly retiring or refinancing our existing debt. Although discussions have taken place, no commitment for further financing has been received at this time.

Critical Accounting Policies and Estimates

Those material accounting policies that we believe are the most critical to an investor’s understanding of our financial results and condition are discussed below. Four of these policies, discussed immediately below, are particularly important to the portrayal of our financial position and results of operations and require the application of significant judgment by our management to determine the appropriate assumptions to be used in the determination of certain estimates.

Revenue Recognition

For revenue from product sales and services, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition ("SAB104"), which superseded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements ("SAB101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. SAB 104 incorporates Emerging Issues Task Force 00-21 ("EITF 00-21"), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company's financial position and results of operations was not significant.

All types of revenue received in advance are recognized as deferred income in the balance sheet. All other income and expense items are generally recorded on an accruals basis by reference to completion of the specific transaction assessed on the basis of the actual service provided as a proportion of the total services to be provided.

Services are provided subject to customer acceptance provisions. Customer acceptance provisions and the related accounting take the following form: It is based on customer-specified objective criteria. The Company does not recognize revenue until it can demonstrate that the customer-specified objective criteria have been satisfied. The Company recognizes revenue upon receipt of the act of acceptance for services provided signed and stamped by the customer.

The Company uses the sales method of accounting for APG revenues. Under this method, revenues are recognized based on actual volumes of APG and sold to purchasers. The volumes sold may differ from the volumes to which the Company is entitled based on its interests in the properties. These differences create imbalances that are recognized as a liability only when the estimated remaining reserves will not be sufficient to enable the under produced owner to recoup its entitled share through production. There are no significant balancing arrangements or obligations related to the Company’s operations.

Use of Estimates

The preparation of financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and revenue and expenses during the periods reported. Estimates are used when accounting for certain items such as allowances for doubtful accounts;  depreciation and amortization lives; asset retirement obligations; legal and tax contingencies; inventory values; goodwill. Estimates are based on historical experience, where applicable and other assumptions that management believes are reasonable under the circumstances. Actual results may differ from those estimates under different assumptions or conditions

Impairment of long lived assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SF AS No. 144 also requires assets to be disposed of is reported at the lower of the carrying amount or the fair value less costs to sell.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The allowance for doubtful accounts was $107,170 and $0 at December 31, 2008 and December 31, 2007, respectively.

Trade receivables are presented in the balance sheet net of the allowance for doubtful accounts and are written off when they are determined to be uncollectible. The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions in the industry, and the financial stability of its customers.

Recent accounting pronouncements

In December 2007, the FASB issued SFAS No. 141(R), "Business Combinations" ("SFAS No. 141(R)"), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in an acquiree, including the recognition and measurement of goodwill acquired in a business combination. SFAS No. 141R is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008. Earlier adoption is prohibited. The Company does not expect the adoption of SFAS No. 141R in 2009 will have a material effect on its combined financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interest in Consolidated Financial Statements, an amendment of ARB No. 51” (“SFAS No. 160”), which will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity within the combined balance sheets. SFAS No. 160 is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008. Earlier adoption is prohibited. The Company does not expect the adoption of SFAS No. 160 in 2009 to have a material effect on its combined financial position, results of operations or cash flows.

In March 2008, the FASB” issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities - an amendment to FASB Statement No. 133” (“SFAS No. 161”).  SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows.  Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows.  It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged.  The Company does not expect the adoption of SFAS No. 161 to have a material effect on its combined financial position, results of operations or cash flows.

In April 2008, the FASB issued FSP No. FAS 142-3,“Determination of the Useful Life of Intangible Assets”. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”.  The Company is required to adopt FSP 142-3 on January 1, 2009, earlier adoption is prohibited.  The guidance in FSP 142-3 for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after adoption, and the disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, adoption. The Company does not expect the adoption of FSP No. FAS 142-3 to have a material effect on its combined financial position, results of operations or cash flows.

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" ("SFAS No. 162").  SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (the GAAP hierarchy).  SFAS No. 162 will become effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles."  The Company does not expect the adoption of SFAS No. 162 to have a material effect on its combined financial position, results of operations or cash flows.

In May 2008, the FASB issued FASB Statement No. 163, “Accounting for Financial Guarantee Insurance Contracts”, which clarifies how FASB Statement No. 60, “Accounting and Reporting by Insurance Enterprises”, applies to financial guarantee insurance contracts issued by insurance enterprises.    The standard is effective for financial statements issued for fiscal years beginning after December 15, 2008, including interim periods in that year. The Company does not expect the adoption of SFAS 163 to have a material effect on its combined financial statements.

Item 3.  Properties

Our executive offices are located at 22, Sevemaya Street, Togliatti, Samara region, Russia and its telephone number at such address is 7 8482 319999. Our US representative office is located at 25 Jenna Lane, Staten Island, New York 10304.

Item 4.  Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of December 31, 2009 with respect to the beneficial ownership of the outstanding Common Stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (2)
Directors and Officers:
Dmitry Viktorovich Lukin	5,600,000	8.64%
Alexander Nikolaevich Lapkin	5,600,000	8.64%
Sergey Alexandrovich Lapkin	5,600,000	8.64%
Alexander Viktorovich Lukin	5,600,000	8.64%
Alexander Vladimirovich Akustin	800,000	1.23%
Vladislav Feliksovich Tenenbaum	5,600,000	8.64%
Sergey Viktorovich Lukin	5,600,000	8.64%
Elena Alexandrovna Lapkina	5,600,000	8.64%
Veronika Palterovich	300,000	*

All officers and directors as a group (9 persons)	40,300,000	62.19%
Beneficial owners of more than 5%:
Stuart Wayne Jones 38 Playa Laguna Sosua, Dominican Republic	7,200,000	11.11%
Virgilio Santana Ripoll 38 Playa Laguna Sosua, Dominican Republic	3,600,000	5.56%
Robert Seeley 38 Playa Laguna Sosua, Dominican Republic	7,200,000	11.11%

*Less than 1%

(1)	Except as otherwise indicated, the address of each beneficial owner is 22, Sevemaya Street, Togliatti, Samara region, Russia.

(2)
Applicable percentage ownership is based on 64,800,000 shares of Common Stock outstanding as of December 31, 2009 together with securities exercisable or convertible into shares of Common Stock within 60 days of December 31, 2009 for each stockholder.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

Item 5.  Directors and Executive Officers

Below are the names and certain information regarding the Company’s executive officers and directors following the acquisition of Globotek.

Name	Age	Position
Vladisav Feliksovich Tenenbaum	45	President and Chairman
Dmitry Viktorovich Lukin	37	Chief Executive Officer and Director
Alexandr Nikolaevich Lapkin	54	Chief Science Officer and Director
Sergey Alexandrovich Lapkin	30	Chief Technology Officer and Director
Alexander Viktorovich Lukin	35	Chief Production Officer and Director
Sergey Viktorovich Lukin	33	Chief Financial Officer and Director
Alexandr Vladimirivich Axutin	35	Director
Elena Alexandrovna Lapkina	28	Director
Veronica Palterovich	42	Director

Directors serve until the next annual meeting of stockholders or until their successors are elected and qualified.  Officers serve at the discretion of the board of directors.

Vladisav Feliksovich  Tenenbaum – President and Chairman

Vladisav Tenenbaum has served as Director for Foreign Affairs, Director for Strategic Planning and Chairman of the Board for Globotek since 2006.  He has also served as Chairman of the Board of Directors for International Affairs for JSC Neftechim, a Russian company engaged in crude oil exporting from November 2006 to December 2009 and as a Director for Sindikat Oil, an oil refinery.

Dmitry Viktorovich Lukin – Chief Executive Officer and Director

Dmitry Lukin has served as Chief Executive Officer of Globotek since 2005.  He also served as a Director of Samit LLC, a Russian company which supplies electronic equipment to auto manufacturers, from 2001 through 2007.   Dmitry Lukin is the brother of Alexander Lukin, our Chief Production Officer and Director and Sergey Lukin, our Chief Technology Officer and a member of our board of directors.

Alexandr Nikolaevich Lapkin  – Chief Science Officer and Director

Alexandr Lapkin has served as Principal Engineer of Globotek since 2005.  Prior to joining Globotek, he served as a Director and Principal Engineer at OJSC Togliattiazot, a Russian chemical company from 1985 through 2005.  He received his engineering degree from Kuybyshew Polytechnic Institute.  Alexandr Lapkin is the father of Sergey Lapkin, our Chief Technology Officer and a member of our board of directors.

Sergey Alexandrovich Lapkin – Chief Technology Officer and Director

Sergey Lapkin has served as Technical Director – Principal Engineer of Globotek since 2006.  Prior to joining Globotek, he served as Principal Engineer of CJSC SPA Ecologicheskiyesistemy, a Russian engineering company from 2003 through 2005. He received his engineering degree from the Polytechnic Institute of Tolyatti.  Sergey Lapkin is the son of Alexandr Lapkin, our Chief Science Officer and a member of our board of directors.

Alexander Viktorovich Lukin – Chief Production Officer and Director

Alexander Lukin has served as Director of Producing and Construction of Globotek since 2007.  Prior to joining Globotek, he served as Deputy Director of Samit LLC, a Russian company which supplies electronic equipment to auto manufacturers from 2001 through 2007.    Alexander is the brother of Sergey Lukin, our Chief Technology Officr and Director and Dmitry Lukin, our Chief Executive Officer and Director.

Sergey Viktorovich  Lukin -  Chief Financial Officer and Director

Sergey Vikrovich served as theChief Financial Officer of Globotek since 2005 and as a director of the Company since 2009.  Prior to joining Globotek, he served as Director of Samit LLC, a Russian company which supplies electronic equipment to auto manufacturers from 2001 through 2007. He also served as the head of the marketing and sales department of CJSC Polad, a Russian company specializing in the production of automotive parts, metal components and painting materials from 1997 through 2000. Sergey Lukin is the brother of Alexander Lukin, our Chief Production Officer and Director and Dmitry Lukin, our Chief Technology Officer and Director.

Alexandr Vladimirivich Axutin - Director

Alexandr Axutin has served as a director of the Company since December 2009 and Director of Corporate Management and Relations Director of Globotek since July 2009.  Prior to joining Globotek, he served as President of Resource Management at an autoparts production company from December 2006 through June 2009.  He also previously served as a General Director of Pokrov, a Russian  autoparts production company from June 2004 through December 2006.

Elena Alexandrovna Lapkina - Director

Elena Lapkina has served as the head of the project department of Globotek since January 2006 and as a director of the Company since December 2009.  Prior to joining Globotek, she served as a design engineer at CJSC SPA Ecologicheskive, a Russian engineering company from November 2003 through December 2005..

Veronica Palterovich – Director

Veronica Palterovich was appointed to our board of directors on January 25, 2010.  Ms. Palterovich has served as a consultant to Green Planet Energy Solutions, Inc. since 2008.  Prior to joining Green Planet Energy Solutions, she was Director of Business Development for Eastern European markets for Phoenix Energy Systems, Inc.  Ms. Palterovich also served as a member of the board of directors of Fortiz Finanz SA from 2007 through 2009 and as Project Manager at First International Monetary Agency of London Ltd. from 1998 through 2004.  Ms. Palterovich received her MBA from University of the West of Scotland and her degree in applied mathematics from the State Academy of Oil and Gas in Moscow, Russia.

Item 6.  Executive Compensation

No executive officer of the Company received compensation in excess of $100,000 per year for each of the last three fiscal years.

Employment Agreements

We currently have no formal employment or consulting agreements with our executive officers.

Director Compensation

Veronica Palterovich is our sole independent director as that term is defined under the Nasdaq Marketplace Rules.

Item 7.  Certain Relationships and Related Transactions, and Director Independence

Certain Relationships and Related Transactions

 During the years ended December 31, 2008 and 2007, the Company entered into transactions with related parties. The outstanding balances at the year end and the income and expense for the year with related parties are as follows:

Shareholders	Accounts	December 31, 2008	December 31, 2007

Lukin D.	Borrowings (сurrent liabilities)	$104,000	$1,162,000
	Borrowings (non-сurrent liabilities)	870,000	-
Lukin A.	Trade payable	4,897	16,000
	Advance paid	4,897	-
	Other costs for the year	89,210	107,113
	Rent and rates for the year	5,000	6,000
Lukin S.	Trade receivable	2,103	-
	Sales of assets	1 648	-
Lapkin A.	Trade payable	40,919	-
	Intangible Assets (patent)	46,000	-
Lapkin S.	Trade payable	40,919	-
	Intangible Assets (patent)	46,000	-

Also, the Company buys and sells goods from related parties- the entities controlled or managed by the stockholders of the Company. The Company purchased goods totaling to $1,941,000 and $412,000 for the year ended December 31, 2008 and 2007, respectively. The Company sold goods totaling to $3,243,000 and $2,480,000 for the year ended December 31, 2008 and 2007, respectively.

The Group received a loan from Dmitry Lapkin As of December 31, 2008, the balance of this loan was $974,000, the current portion of which was $870,000 and the non-current portion of which was $104,000.The loan is interest-free.

During the year ended December 31, 2008, Sergey Lapkin and Alexander Lapkin assigned certain patents to the Company.

Director Independence

None of our directors are independent as that term is defined under the Nasdaq Marketplace Rules.

Item 8.  Legal Proceedings

Golobtek is a party to the following proceedings in the Russian Federation:

In proceedings of the Arbitrage Court of Samara Region there is case No.  А9595/2009 initiated under the claim of Government institution – General Office of Pension Fund of RF in Syzran City and Oktyabrsk City, Syzran and Shigon District of Samara Region against Globotek ZAO concerning recovery of obligatory payments and penalties. As of December 31, 2008, the Company has accrued $8,000 as liability in the books.

In accordance with information placed on the site of the Arbitrage Court of Samara Region this suit has been satisfied. The amount to be recovered is not indicated.

In proceedings of the Arbitrage Court of Samara Region there is case No А55-15744/2009 initiated under the claim of the Ministry of Industry, Power engineering and Technologies of Samara Region against Globotek ZAO:1) On recovery of money in the aggregate amount of approximately  $55,000(RUB 1,652,508) On termination of government contract No. 5 dated 28 May 2008. The Company is defending against this case and expects a favorable outcome. The Court declined the contract termination, but ruled that JSC Globotek to pay approximately $14 000. The Company has applied to another court to recover from the Ministry of Industry, Power Engineering and Technologies of Samara Region in the amount of  $100 000

No. 24592/2009 initiated based on the action brought by Lapkin Alexander Nikolaevich against CJSC “Globotek” and CJSC “VAZINTERSERVICE” to recognize surety agreement № 2956 dated 28 November 2006 to be invalid; No. A55-23415/2009 initiated based on the writ brought by creditor CJSC “VAZINTERSERVICE” to initiate bankruptcy proceedings against CJSC “Globotek”. The Company guaranteed the loan by Vazinterservice to Aksutin Alexander. Aksutin Alexander lent these funds, in turn, to the Company. The loan is shown under note payable- related parties and as of December 31, 2008, outstanding balance was $804,000. The Company does not expect to pay more than this loan balance offset in settlement of this estimated liability. (refer to note 8) The Court determined that the guarantee was valid and declined its cancellation.

Item 9.  Market Price of and Dividends on Common Equity and Related Stockholder Matters

The Common Stock is quoted on the Over-the-Counter Bulletin Board under the symbol “CBBV.OB”.  As of the date of the filing of this report, there has been limited trading in the Common Stock.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions. All per share amounts below have been adjusted to reflect the 20:1 forward split effected be the Company on June 16, 2009.

Year Ended December 31, 2010

	High	Low
First Quarter ended March 31, 2010 (through 1/29/10)	$0.53	$0.145

Year Ended December 31, 2009

	High	Low
Second Quarter ended June 30, 2009	$0.175	$0.05
Third Quarter ended September 30, 2009	$0.375	$0.20
Fourth Quarter ended December 31, 2009	$0.53	$0.26

Dividends

We have never declared or paid any cash dividends on its Common Stock. We currently intend to retain future earnings, if any, to finance the expansion of its business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

We have not adopted any equity compensation plan as of December 31, 2009.

Item 10. Recent Sales of Unregistered Securities

None.

Item 11 Description of Securities

Our authorized capital stock consists of 125,000,000 shares of Common Stock at a par value of $0.001 per share.   As of December 31, 2009, there were 64,800,000 shares of Common Stock issued and outstanding.

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Item 12.  Indemnification of Directors and Officers

Our By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

As to indemnification for liabilities arising under the Securities Act of 1933for directors, officers or persons controlling us, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

Item 13.  Financial Statements and Supplementary Data
.
The financial statements of CJSC Globotek begin on Page F-1 to this Form 8-K.

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 5.01  Changes in Control of Registrant.

See Item 2.01.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Veronica Palterovich was appointed to our board of directors on January 25, 2010.  Ms. Palterovich has served as a consultant to Green Planet Energy Solutions, Inc. since 2008.  Prior to joining Green Planet Energy Solutions, she was Director of Business Development for Eastern European markets for Phoenix Energy Systems, Inc.  Ms. Palterovich also served as a member of the board of directors of Fortiz Finanz SA from 2007 through 2009 and as Project Manager at First International Monetary Agency of London Ltd. from 1998 through 2004.  Ms. Palterovich received her MBA from University of the West of Scotland and her degree in applied mathematics from the State Academy of Oil and Gas in Moscow, Russia.

Item 5.06  Change in Shell Company Status.

See Item 1.01.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial statements of CJSC Globotek. See Page F-1.

(b) Pro forma financial information. See Exhibit 99.2.

(c) Shell Company Transactions. See (a) and (b) of this Item 9.01.

(d) Exhibits

Exhibit Number	Description
99.1	Agreement and Plan of Merger, dated December 22, 2009, among Caribbean Villa Catering, Inc. CJSC Globotek and Caribbean Villa Acquisition Corp(1).

99.2	Proforma financial information

(1)	Incorporated by reference to the Current Report on Form 8-K filed with the SEC on December 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARIBBEAN VILLA CATERING CORPORATION

Dated: February 2, 2010	By:	/s/ Dmitry Viktorovich Lukin
Name: Dmitry Viktorovich Lukin Title: Chief Executive Officer

JSC GLOBOTEK

COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

WITH AUDIT REPORT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

JSC GLOBOTEK

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
JSC Globotek
Tolyatti, Russia

We have audited the accompanying combined balance sheets of JSC Globotek and affiliates (the “Company”) as of December 31, 2008 and 2007 and the related combined statements of operations, deficiency in stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2008. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these combined financial statements based upon our audits.

We have conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation.  We believe our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 14 to the combined financial statements, at December 31, 2008, the Company had a working capital deficiency of $2,410,613 and deficiency in stockholders’ equity of $632,925. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 14. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

By:	/s/ RBSM LLP

New York, New York
December 31, 2009

JSC GLOBOTEK
COMBINED BALANCE SHEETS
December 31, 2008 and 2007

	2008	2007
Assets
Current Assets:
Cash and cash equivalents	$2,015	$9,273
Trade receivable, net of allowance for doubtful accounts $107,170 and $0 as of December 31, 2008 and 2007, respectively	49,765	599
Inventories	660,397	25,490
Advances to suppliers	193,024	1,194,380
VAT recoverable	488,321	88,037
Other current assets	360,690	575,416
Total Current Assets	1,754,213	1,893,196

Property and Equipment, net of accumulated depreciation of $396,153 and $6,337, respectively	3,800,360	186,906

Other Assets:
Intangible Assets	142,669	163
Deferred income tax assets	-	670,798
Total Other Assets	142,669	670,961

Total Assets	$5,697,242	$2,751,063

(Deficiency in) Stockholders' equity and Liabilities
Current Liabilities:
Advances received from customers	$506,486	$1,554,157
Trade payable	1,540,117	2,056,928
Notes payable – current – related parties	1,075,127	1,658,419
Capital lease payable – current	910,177	64,550
Other current liabilities	132,920	47,751
Total Current Liabilities	4,164,826	5,381,804

Long-term Liabilities:
Notes payable – long term – related parties	1,069,366	-
Capital lease payable – long term	1,095,975	122,323
Total Long-term Liabilities	2,165,341	122,323

(Deficiency in) Stockholders' Equity:
Common Stock, no par value; 100 shares authorized; 100 shares issued and outstanding at December 31, 2008 and 2007	100	100
Additional paid-in capital	1,059	632
Accumulated deficit	(1,285,587)	(2,609,827)
Accumulated other comprehensive income / loss	651,503	(143,968)
Total (Deficiency in) Stockholders' Equity	(632,925)	(2,753,065)
Total (Deficiency in) Stockholders’ Equity and Liabilities	$5,697,242	$2,751,063

The accompanying notes are an integral part of these combined financial statements

JSC GLOBOTEK
COMBINED STATEMENT OF OPERATIONS
FOR THE YEARS ENDED
DECEMBER 31, 2008 AND 2007

	2008	2007
Revenues:
Sale of productive output	$4,360,076	$306,764
Sale of goods	2,340,345	3,006,893
Other revenue	74,098	41,574
Total Revenue	6,774,519	3,355,232

Cost of Sales	2,448,949	5,749,073

Gross Profit (Loss)	4,325,570	(2,393,841)

Operating Expenses:
Depreciation and amortization	399,098	7,059
Value added taxes (VAT)	1,041,993	511,728
Selling, general and administrative	828,025	236,303
Total Operating Expenses	2,269,116	755,090

Income (Loss) from Operations	2,056,454	(3,148,931)

Other Income (Expenses):
Interest expense, net	(130,410)	(35,617)
Miscellaneous income	70,797	3,282
Total Other Income (Expenses)	(59,613)	(32,335)

Income (Loss) before Taxes	1,996,841	(3,181,267)

Income tax expenses (benefit)	672,601	(660,774)

Net Income (Loss)	$1,324,240	$(2,520,493)

The accompanying notes are an integral part of these combined financial statements

JSC GLOBOTEK
COMBINED STATEMENT OF (DEFICIENCY IN) STOCKHOLDERS' EQUITY
FOR THE TWO YEARS ENDED DECEMBER 31, 2008

	Common Stock
	Common Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income / (Loss)	Total (Deficiency in) Shareholders' Equity

Balance at December 31, 2006	100	$100	$632	$(89,336)	$(56)	$(88,660)
Cumulative translation adjustment	-	-	-	-	(143,912)	(143,912)
Net loss	-	-	-	(2,520,493)	-	(2,520,493)
Balance at December 31, 2007	100	$100	$632	$(2,609,827)	$(143,968)	$(2,753,064)
Cumulative translation adjustment	-	-	427	-	795,471	795,898
Net income	-	-	-	1,324,240	-	1,324,240
Balance as at 31 December 2008	1,00	$100	$1,059	$(1,285,587)	$651,503	$(632,925)

The accompanying notes are an integral part of these combined financial statements

JSC GLOBOTEK
COMBINED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
Cash Flows from Operating Activities:
Net income (loss) from operations	$1,324,240	$(2,520,493)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:		-
Depreciation and amortization	399,098	6,337
Bad debts	126,682	-
(Increase) / decrease in:
Trade receivables	(175,848)	(599)
Inventories	(634,907)	(11,255)
Advances to suppliers	1,001,356	(903,698)
VAT recoverable	(400,284)	(79,247)
Deferred tax assets	670,798	(662,425)
Other current assets	145,833	(484,010)
Increase / (decrease) in:
Advances received from customers	(1,047,671)	1,554,157
Trade payables	(516,811)	2,053,056
Other current liabilities	85,169	39,363
Net Cash Provided by (Used in) Operating Activities	977,655	(1,008,814)

Cash Flows from Investing Activities:
Repayments of notes receivable	68,893	316,160
Payments for purchase of property, plant and equipments and intangible assets	(3,462,548)	(192,771)
Net Cash (Used in) Provided by Investing Activities	(3,393,655)	123,389

Cash Flows from Financing Activities:
Net proceeds from capital leases	1,516,066	193,000
Proceeds from note payable – related parties	759,116	846,012
Net Cash Provided by Financing Activities	2,275,182	1,039,012

Exchange differences	133,560	(150,039)
Net Decrease in Cash and Cash Equivalents	(7,258)	3,549
Cash and Cash Equivalents at the beginning of the Year	9,273	5,725
Cash and Cash Equivalents at The End of the Year	$2,015	$9,273

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for interest	$(130,410)	$(33,717)
Cash paid during the year for taxes	$(7,246)	$-

The accompanying notes are an integral part of these combined financial statements

JSC  GLOBOTEK
NOTES TO COMBINED FINANCIAL STATEMENTS
DECMBER 31, 2008 AND 2007

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows:

Business and Basis of Presentation

The Company was incorporated as a closed joint stock company in accordance with the Civil Code of the Russian Federation and Federal Law of the Russian Federation.

The Company and its affiliates (together – the “Group”) represent a group of enterprises that have developed a unique and patented technology specializing in the treatment of Associated Petroleum Gas (“APG”) via a modular processing plant (the “Globotek APG System”).  The Globotek APG System can be used in the Russian Federation as well as other parts of the world.

The Group’s main operations are currently in the Samara region (Tolyatti).  Thr Group’s operations were formerly principally located on the Mohtikovsky deposit (Nizhnevartovsk area, Hunts-Mansijsky independent district-Jugra). Currently, the Company is in the process of transporting this mobile complex to another location in the Samara region. (see Note 15)

The Company also buys and sell industrial equipment to some of it client base and acts as a distributor of equipment for some national electric companies.  The company receives payment after the product is received from the third party.  The Company has resale agreements with these vendors.

Globotek NV

Globotek NV was founded in 2007 in the Nizhnevartovsk region., Although the Group does not owns the voting interest in this subsidiary, it maintains control through its common ownership and management. The principal activity of this company is complex operation on processing OPG.

Globotek Samara

Globotek Samara was founded in 2008 in the Samara region and it is an affiliate of the Group. The Group’s main operations are in the Samara region (Tolyatti), The industrial modular mobile complex on processing OPG is established on the Mohtikovsky deposit (Nizhnevartovsk area, Hunts-Mansijsky independent district-Jugra).

The combined financial statements include the financial statements of Globotek JSC, Globotek NV and Globotek Samara, which are related through common ownership and management. All significant intercompany balances and transactions have been eliminated in combination.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

For revenue from product sales and services, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition ("SAB104"), which superseded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements ("SAB101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. SAB 104 incorporates Emerging Issues Task Force 00-21 ("EITF 00-21"), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company's financial position and results of operations was not significant.

All types of revenue received in advance are recognized as deferred income in the balance sheet. All other income and expense items are generally recorded on an accruals basis by reference to completion of the specific transaction assessed on the basis of the actual service provided as a proportion of the total services to be provided.

Services are provided subject to customer acceptance provisions. Customer acceptance provisions and the related accounting take the following form: It is based on customer-specified objective criteria. The Company does not recognize revenue until it can demonstrate that the customer-specified objective criteria have been satisfied. The Company recognizes revenue upon receipt of the act of acceptance for services provided signed and stamped by the customer.

The Company uses the sales method of accounting for APG revenues. Under this method, revenues are recognized based on actual volumes of APG and sold to purchasers. The volumes sold may differ from the volumes to which the Company is entitled based on its interests in the properties. These differences create imbalances that are recognized as a liability only when the estimated remaining reserves will not be sufficient to enable the under produced owner to recoup its entitled share through production. There are no significant balancing arrangements or obligations related to the Company’s operations.

Use of Estimates

The preparation of financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and revenue and expenses during the periods reported. Estimates are used when accounting for certain items such as allowances for doubtful accounts;  depreciation and amortization lives; asset retirement obligations; legal and tax contingencies; inventory values; goodwill. Estimates are based on historical experience, where applicable and other assumptions that management believes are reasonable under the circumstances. Actual results may differ from those estimates under different assumptions or conditions

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. The cost of self-constructed assets includes the cost of materials, direct labor and an appropriate portion of production overheads directly related to construction of assets. Property, plant and equipment also include assets under construction and plant and equipment awaiting installation. Capitalized costs include cost of transporting plant to the site for use. At the time of relocation, the Company reevaluates capitalized transportation and site specific structural costs and writes off related book value. Where an item of property, plant and equipment comprises major components having different useful lives, they are accounted for as separate items of property, plant and equipment. Depreciation is charged on a straight-line basis over the estimated remaining useful lives of the individual assets. Plant and equipment under capital leases and subsequent capitalized expenses are depreciated on a straight-line basis over the estimated remaining useful life of the individual assets. Depreciation commences from the time an asset is put into operation. Depreciation is not charged on assets to be disposed of and land. The range of the estimated useful lives is as follows:

Furniture and Equipment	2-5 years
Plant	8 years
Vehicles	3-5 years

Maintenance and repairs to vehicles, machinery and equipment is expensed as incurred.  There is no reevaluation of useful life as most of the assets are short term in nature and the repairs or maintenance are in the normal course of the operating life of the asset.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventories

Inventories as of December 31, 2008 and 2007 relate to industrial equipment resale and raw material for APG conversion. Inventories are carried at cost or market, whichever is less. Cost is calculated based on cost relating to specific identification of batch of equipment for resale.

Value Added Tax

The tax authorities permit the settlement of value added tax (“VAT”) on a net basis.  The net value added tax related to sales and purchases which has not been settled at the balance sheet date is recognized in the balance sheet and disclosed separately as a liability, or as an asset to the extent that management expect to recover these amounts.  Related cash flows are recorded as part of operating activities in the cash flow statement According to the Russian law the VAT is The VAT rate constitutes 18 percent of gross cost.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense was $0 and $0 for the years ended December 31, 2008 and 2007, respectively.

Reclassification

Certain reclassifications have been made in prior year’s financial statements to conform to classifications used in the current year.

Intangible Assets and Goodwill

Under SFAS No. 142, Goodwill and Other Intangible Assets, ("SFAS No. 142") intangible assets with indefinite useful lives are subject to impairment test at least annually and on an interim basis when an event occurs or circumstances change between annual tests that would more-likely-than-not result in impairment. The Group performs the required annual intangible assets impairment test at the end of each calendar year. Intangible assets that have limited useful lives are amortized on a straight-line basis over the shorter of their useful or legal lives. In accordance with SFAS No. 142, the Company tests its intangible assets for impairment on an annual basis and when there is reason to suspect that their values have been diminished or impaired. Any write-downs will be included in results from operations.

Impairment of long lived assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SF AS No. 144 also requires assets to be disposed of is reported at the lower of the carrying amount or the fair value less costs to sell.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The allowance for doubtful accounts was $107,170 and $0 at December 31, 2008 and December 31, 2007, respectively.

Trade receivables are presented in the balance sheet net of the allowance for doubtful accounts and are written off when they are determined to be uncollectible. The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions in the industry, and the financial stability of its customers.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 2 ("SFAS 2"), "Accounting for Research and Development Costs.” Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. Total expenditures on research and product development for 2008 and 2007 were $0 and $0, respectively.

Deferred Financing Costs

The company amortizes deferred financing costs under the straight-line method over the terms of the related indebtedness, which approximates the effective interest method and is included in interest expense in the accompanying combined statements of operations. Deferred financing expense was $0 and $0 for the years ended December 31, 2008 and 2007, respectively.

Income taxes

The Company follows Statement of Financial Accounting Standard No.109, Accounting for Income Taxes (SFAS No.109) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Comprehensive Income (Loss)

The Company adopted Statement of Financial Accounting Standards No. 130; “Reporting Comprehensive Income” (SFAS) No. 130 establishes standards for the reporting and displaying of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owners sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. SFAS No. 130 requires other comprehensive income (loss) to include foreign currency translation adjustments and unrealized gains and losses on available for sale securities.

Segment Information

The Company adopted Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131").  SFAS establishes standards for reporting information regarding operating segments in annual combined financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders.  SFAS 131 also establishes standards for related disclosures about products and services and geographic areas.  Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions how to allocate resources and assess performance.  The information disclosed herein, materially represents all of the financial information related to the Company's principal operating segments.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Liquidity

As shown in the accompanying combined financial statements, the Company generated profit of $1,324,240 for the year ended December 31, 2008. The Company's current liabilities exceeded its current assets by $2,410,613 as of December 31, 2008.

Basic and diluted earnings per share

In accordance with SFAS No. 128 – “Earnings Per Share”, the basic and diluted earnings per share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding. Diluted net earnings per share is computed similar to basic earnings per share except that the denominator is adjusted for the potential dilution that could occur if stock options, warrants, and other convertible securities were exercised or converted into common stock.  The Company does not have any common stock equivalents at December 31, 2008 and 2007.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash includes demand deposits, saving accounts and money market accounts. The Company considers all highly liquid debt instruments with maturities of three months or less when purchased to be cash equivalents. The Company also purchases bonds from banks and other companies in lieu of cash for payment.  These bonds are written by local banks and secured with cash from the originator.  These are fully transferable bond that accrue interest.

Fair Value of Financial Instruments

In January 2008, the Company adopted the provisions of SFAS No. 157, “Fair Value Measurements”, (“FAS 157”) which defines fair value for accounting purposes, establishes a framework for measuring fair value and expands disclosure requirements regarding fair value measurements. The Company’s adoption of FAS 157 did not have a material impact on its combined financial statements. Fair value is defined as an exit price, which is the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date. The degree of judgment utilized in measuring the fair value of assets and liabilities generally correlates to the level of pricing observability. Financial assets and liabilities with readily available, actively quoted prices or for which fair value can be measured from actively quoted prices in active markets generally have more pricing observability and require less judgment in measuring fair value. Conversely, financial assets and liabilities that are rarely traded or not quoted have less price observability and are generally measured at fair value using valuation models that require more judgment. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency of the asset, liability or market and the nature of the asset or liability. At December 31, 2008 and 2007, the Company did not have any financial assets measured at fair value on a recurring basis.

Stock Based Compensation

The Company has adopted the fair value provisions of SFAS No. 123(R) "Share-Based Payment" which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options and employee stock purchases related to a Employee Stock Purchase Plan based on the estimated fair values. There were no employee stock options and employee stock purchases granted to employees and directors through December 31, 2008. There were no unvested options outstanding as of the date of adoption of SFAS No. 123(R).

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements

In December 2007, the FASB issued SFAS No. 141(R), "Business Combinations" ("SFAS No. 141(R)"), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in an acquiree, including the recognition and measurement of goodwill acquired in a business combination. SFAS No. 141R is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008. Earlier adoption is prohibited. The Company does not expect the adoption of SFAS No. 141R in 2009 will have a material effect on its combined financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interest in Consolidated Financial Statements, an amendment of ARB No. 51” (“SFAS No. 160”), which will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity within the combined balance sheets. SFAS No. 160 is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008. Earlier adoption is prohibited. The Company does not expect the adoption of SFAS No. 160 in 2009 to have a material effect on its combined financial position, results of operations or cash flows.

In December 2007, the FASB ratified the consensus in Emerging Issues Task Force (EITF) Issue No. 07-1, “Accounting for Collaborative Arrangements” (EITF 07-1). EITF 07-1 defines collaborative arrangements and requires collaborators to present the result of activities for which they act as the principal on a gross basis and report any payments received from (made to) the other collaborators based on other applicable authoritative accounting literature, and in the absence of other applicable authoritative literature, on a reasonable, rational and consistent accounting policy is to be elected. EITF 07-1 also provides for disclosures regarding the nature and purpose of the arrangement, the entity’s rights and obligations, the accounting policy for the arrangement and the income statement classification and amounts arising from the agreement. EITF 07-1 will be effective for fiscal years beginning after December 15, 2008, which will be the Company’s fiscal year 2009, and will be applied as a change in accounting principle retrospectively for all collaborative arrangements existing as of the effective date. The Company does not expect the adoption of EITF 07-1in 2009 to have a material effect on its combined financial position, results of operations or cash flows.

In June 2008, the FASB ratified the consensus on Emerging Issues Task Force (EITF) Issue 07-5, “Determining whether an Instrument (or Embedded Feature) is indexed to an Entity’s Own Stock.” This issue addresses whether an instrument (or an embedded feature) is indexed to an entity’s own stock, which is the first part of the scope exception in paragraph 11(a) of SFAS No. 133, for purposes of determining whether the instrument should be classified as an equity instrument or accounted for as a derivative instrument. The provisions of EITF Issue No. 07-5 are effective for financial statements issued for fiscal years beginning after December 15, 2008 and will be applied retrospectively through a cumulative effect adjustment to retained earnings for outstanding instruments as of that date. The Company does not expect the adoption of EITF 07-05 to have a material effect on its combined financial position, results of operations or cash flows.

In March 2008, the FASB” issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities - an amendment to FASB Statement No. 133” (“SFAS No. 161”).  SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows.  Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows.  It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged.  The Company does not expect the adoption of SFAS No. 161 to have a material effect on its combined financial position, results of operations or cash flows.

In April 2008, the FASB issued FSP No. FAS 142-3,“Determination of the Useful Life of Intangible Assets”. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”.  The Company is required to adopt FSP 142-3 on January 1, 2009, earlier adoption is prohibited.  The guidance in FSP 142-3 for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after adoption, and the disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, adoption. The Company does not expect the adoption of FSP No. FAS 142-3 to have a material effect on its combined financial position, results of operations or cash flows.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements (continued)

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" ("SFAS No. 162").  SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (the GAAP hierarchy).  SFAS No. 162 will become effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles."  The Company does not expect the adoption of SFAS No. 162 to have a material effect on its combined financial position, results of operations or cash flows.

In May 2008, the FASB issued FSP Accounting Principles Board ("APB") 14-1 "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) " ("FSP APB 14-1").  FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate.  FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis.  The Company is currently evaluating the potential impact, if any, of the adoption of FSP APB 14-1 on its combined financial position, results of operations or cash flows.

In May 2008, the FASB issued FASB Statement No. 163, “Accounting for Financial Guarantee Insurance Contracts”, which clarifies how FASB Statement No. 60, “Accounting and Reporting by Insurance Enterprises”, applies to financial guarantee insurance contracts issued by insurance enterprises.    The standard is effective for financial statements issued for fiscal years beginning after December 15, 2008, including interim periods in that year. The Company does not expect the adoption of SFAS 163 to have a material effect on its combined financial statements.

In June 2008, the FASB issued FSP Emerging Issues Task Force (EITF) No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.” Under the FSP, unvested share-based payment awards that contain rights to receive non-forfeitable dividends (whether paid or unpaid) are participating securities, and should be included in the two-class method of computing EPS. The FSP is effective for fiscal years beginning after December 15, 2008, and interim periods within those years. The Company does not expect the adoption of FSP EITF No. 03-6-1 to have a material effect on its combined financial position, results of operations or cash flows.

In October 2008, the FASB issued FSP SFAS No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active.” This position clarifies the application of SFAS No. 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. It also reaffirms the notion of fair value as an exit price as of the measurement date. This position was effective upon issuance, including prior periods for which financial statements have not been issued. The adoption had no impact on the Company’s combined financial statements.

In December 2008, the FASB issued FSP 132(R)-1, Employers’ Disclosures about Postretirement Benefit Plan Assets, which is effective for fiscal years ending after December 15, 2009. FSP 132(R)-1 requires disclosures about fair value measurements of plan assets that would be similar to the disclosures about fair value measurements required by SFAS 157. The Company is assessing the potential effect of the adoption of FSP 132(R)-1 on its combined financial statements.

In December 2008, the FASB issued FSP SFAS 140-4 and FIN 46(R)-8, Disclosures about Transfers of Financial Assets and Interests in Variable Interest Entities. The FSP requires extensive additional disclosure by public entities with continuing involvement in transfers of financial assets to special-purpose entities and with variable interest entities (VIEs), including sponsors that have a variable interest in a VIE. This FSP became effective for the first reporting period ending after December 15, 2008 and did not have any material impact on the Company's combined financial statements.

In January 2009, the FASB issued Financial Statement of Position (“FSP”) Issue No. EITF 99-20-1, “Amendments to the Impairment Guidance of EITF Issue No. 99-20” (“FSP EITF No. 99-20-1”). FSP EITF No. 99-20-1 amends the impairment guidance in EITF Issue No. 99-20, “Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests that Continue to be Held by a Transferor in Securitized Financial Assets” to achieve more consistent determination of whether an other-than-temporary impairment has occurred. The Company adopted FSP EITF No. 99-20-1 and it did not have a material impact on the combined financial statements.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements (continued)

In April 2009, the FASB issued FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly , provides guidelines for making fair value measurements more consistent with the principles presented in FASB Statement No. 157 (“SFAS 157”),  Fair Value Measurements . FSP FAS 157-4 reaffirms what SFAS 157 states is the objective of fair value measurement, to reflect how much an asset would be sold for in an orderly transaction at the date of the financial statements under current market conditions. Specifically, it reaffirms the need to use judgment to ascertain if a formerly active market has become inactive and in determining fair values when markets have become inactive. The Company does not expect this pronouncement to have a material impact on its combined results of operations, financial position, or cash flows.

In April 2009, the FASB issued  FSP FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments, enhances consistency in financial reporting by increasing the frequency of fair value disclosures. This relates to fair value disclosures for any financial instruments that are not currently reflected on the combined balance sheet at fair value. FSP FAS 107-1 and APB 28-1 now require that fair value disclosures be made on a quarterly basis, providing qualitative and quantitative information about fair value estimates for all those financial instruments not measured on the balance sheet at fair value. The Company does not expect this pronouncement to have a material impact on its combined results of operations, financial position, or cash flows.

In April 2009, the FASB issued FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments, provides additional guidance designed to create greater clarity and consistency in accounting for and presenting impairment losses on securities. This FSP is intended to bring greater consistency to the timing of impairment recognition and to provide greater clarity to investors about the credit and noncredit components of impaired debt securities that are not expected to be sold. This FSP also requires increased and timelier disclosures sought by investors regarding expected cash flows, credit losses, and an aging of securities with unrealized losses. The Company does not expect this pronouncement to have a material impact on its combined results of operations, financial position, or cash flows.

FASB ASC 855, Subsequent Events (“ASC 855” and formerly referred to as FAS-165), modified the subsequent event guidance. The three modifications to the subsequent events guidance are: 1) To name the two types of subsequent events either as recognized or non-recognized subsequent events, 2) To modify the definition of subsequent events to refer to events or transactions that occur after the balance sheet date, but before the financial statement are issued or available to be issued and 3) To require entities to disclose the date through which an entity has evaluated subsequent events and the basis for that date, i.e. whether that date represents the date the financial statements were issued or were available to be issued. This guidance is effective for interim or annual financial periods ending after June 15, 2009, and should be applied prospectively.

FASB ASC 105, Generally Accepted Accounting Principles (“ASC 105” and formerly referred to as FAS 168) establishes the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. ASC 105 is effective for financial statements issued for interim and annual periods ending after September 15, 2009.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on the Company’s present or future combined financial statements.

2. PROPERTY AND EQUIPMENT

The Company’s property and equipment at December31, 2008 and 2007 consist of the following:
	2008	2007
Machinery	$3,259,856	$173,384
Motor vehicles	121,852	-
Furniture	14,688	1,173
Office equipment	68,984	18,685
Construction in progress	731,132	-
	4,196,513	193,243
Less accumulated depreciation	(396,153)	(6,337)
	$3,800,360	$186,906

Depreciation expense charged to operations amounted to $389,816 and $6,337 for the year ended December 31, 2008 and 2007 respectively.

3. INVENTORY
Inventory at December 31, 2008 and 2007 consist of the following:
	2008	2007
Raw materials	$97,165	$24,613
Finished goods and goods for resale	563,233	878
Total	$660,397	$25,491

4. OTHER CURRENT ASSETS

Other current assets consist of the following:

	2008	2007
Debt assigned – receivable	$38,582	$-
Claim receivable	42,298	-
Miscellaneous receivable from suppliers	259,284	236,845
Loans receivable	14,880	90,887
Miscellaneous receivables	5,646	247,684
Total	$360,690	$575,416

5. INTANGIBLE ASSETS

Intangible Assets at December 31, 2008 and 2007 consist of the following:
	2008	2007
Patents	$150,438	$-
Trade mark	1,513	163
Accumulated amortization	(9,282)	-
Total	$142,669	$163

Total amortization expense charged to operations for the year ended December 31, 2008 and 2007 was $9,282 and $0, respectively. Estimated amortization expense as of December 31, 2008 is as follows:

Years Ended December 31,
2009	$15,444
2010	15,444
2011	15,444
2012	15,444
2013 and after	80,893
Total	$142,669

6. TRADE PAYABLE

Accounts payable and accrued liabilities consisted of the following at December 31, 2008 and 2007:
	2008	2007
Accounts payable	$1,540,117	$2,056,928
Accrued payroll	63,388	23,181
Accrued taxes payable	58,180	21,746
Other accounts payable	10,948	2,382
Income taxes payable	405	441
Total	$1,673,038	$2,104,678

7 – NOTES PAYABLE-RELATED PARTY

Notes payable-related party consists of the following at December 31, 2008 and 2007:

	2008	2007
Unsecured loan payable to a company Proekt Rosta due in monthly installments with interest at 21% per year	$804,000	$203,698
Unsecured loan payable to a company Sammit without interest due on demand	120,000	27,703
Unsecured loan payable to a company Rusvest-Finance due in monthly installments with interest at 18 % per year	199,000	264,806
Unsecured loan payable to a shareholder Lukin D without interest due on demand. This loan is subject to collateral of the Company’s guarantee to a the third party under litigation (refer to Note 11)	974,000	1,162,212
Miscellaneous loans	47,492	-
Total notes payable	2,144,492	1,658,419
Less current portion	(1,075,127)	(1,658,419)
Notes payable – long-term	$1,069,366	$-

8. RELATED PARTY TRANSACTIONS

Parties are considered to be related if one party has the ability to control the other party, is under common control, or can exercise significant influence over the other party in making financial or operational decisions.  In considering each possible related party relationship, attention is directed to the substance of the relationship, not merely the legal form.  During the year the Company entered into transactions with related parties. The outstanding balances at the year end and the income and expense for the year with related parties are as follows:

Shareholders	Accounts	December 31, 2008	December 31, 2007

Lukin D.	Borrowings (сurrent liabilities)	$104,000	$1,162,000
	Borrowings (non-сurrent liabilities)	870,000	-
Lukin A.	Trade payable	4,897	16,000
	Advance paid	4,897	-
	Other costs for the year	89,210	107,113
	Rent and rates for the year	5,000	6,000
Lukin S.	Trade receivable	2,103	-
	Sales of assets	1 648	-
Lapkin A.	Trade payable	40,919	-
	Intangible Assets (patent)	46,000	-
Lapkin S.	Trade payable	40,919	-
	Intangible Assets (patent)	46,000	-

Also, the Company buys and sells goods from related parties- the entities controlled or managed by the stockholders of the Company. The Company purchased goods totaling to $1,941,000 and $412,000 for the year ended December 31, 2008 and 2007, respectively. The Company sold goods totaling to $3,243,000 and $2,480,000 for the year ended December 31, 2008 and 2007, respectively.

The Group received a loan from Dmitry Lapkin As of December 31, 2008, the balance of this loan was $974,00, the current portion of whci was $870,000 and the non-current portion of which was $104,000.The loan is interest-free.

During the year ended December 31, 2008, Sergey Lapkin and Alexander Lapkin assigned certain patents to the Company

 9. CAPITAL LEASE COMMITMENTS

During the year ended December 31, 2008, the Group acquired equipment and vehicles under capital lease arrangements with the right to buy out leased assets upon completion of the underlying agreements. The amount of capital lease liabilities incurred during the years ended December 31, 2008, was $2,006,152.

Capital lease obligations consist the following as of December 31, 2008 and 2007:

	2008	2007
Capital lease- related party	$120,121	186,873
Capital leases – others	1,886,031	-
Total	2,006,152	186,873
Less: current maturities	(910,177)	(64,550)
Capital leases payable –long term	$1,095,975	122,323

At December 31, 2008 net book value of the machinery, equipment and vehicles held under the capital lease arrangements was:

	2008	2007
Production machinery	$3,087,302	$186,873
Motor vehicles	121,020	-
	3,208,322	186,873
Less: accumulated depreciation	(365,963)	(4,326)
Net value of property, plant and equipment obtained under capital lease arrangements	$2,842,359	$182,547

Following is a schedule of the Company's future minimum capital lease obligations:

Period Ending December 31,
2009	$1,948,861
2010	1,384,664
2011	503,625
2012	-
Total minimum payments	$3,837,150
Less: amount representing interest	(1,830,998)
Present value of net minimum payments	$2,006,152

The present value of minimum capital lease obligations amounts to $2,006,152 Interest ranging from 30% -36%.

10.  CAPITAL STOCK

As at December 31, 2008, 2007, CJSC Globotek's share capital consisted of 100 issued common shares, with a par value of 100 Russian rubles each. For each common share held, the stockholder has the right to one vote at the annual stockholders' meeting.

11. COMMITMENTS AND CONTINGENCIES

Operating Lease Commitments

The Company leases office space under non-cancelable operating leases that expire through June 2010 with option to renew contract. The Company also leases warehouse under non-cancelable operating leases from related party expiring through December 2009 with option to renew contract.

For the years ended December 31, 2008 and 2007, rent expense was $21,667 and $7,277, respectively.

Litigation

In proceedings of the Arbitrage Court of Samara Region there is case No.  А9595/2009 initiated under the claim of Government institution – General Office of Pension Fund of RF in Syzran City and Oktyabrsk City, Syzran and Shigon District of Samara Region against Globotek ZAO concerning recovery of obligatory payments and penalties. As of December 31, 2008, the Company has accrued $8,000 as liability in the books.

In accordance with information placed on the site of the Arbitrage Court of Samara Region this suit has been satisfied. The amount to be recovered is not indicated.

In proceedings of the Arbitrage Court of Samara Region there is case No А55-15744/2009 initiated under the claim of the Ministry of Industry, Power engineering and Technologies of Samara Region against Globotek ZAO:1) On recovery of money in the aggregate amount of approximately $55,000 (RUB 1,652,508). On termination of government contract No. 5 dated 28 May 2008. The Company is defending against this case and expects a favorable outcome. The Court declined the contract termination, but ruled that JSC Globotek to pay approximately $14,000. The Company has applied to another court to recover from the Ministry of Industry, Power Engineering and Technologies of Samara Region in the amount of  $100 000

No. 24592/2009 initiated based on the action brought by Lapkin Alexander Nikolaevich against CJSC “Globotek” and CJSC “VAZINTERSERVICE” to recognize surety agreement № 2956 dated 28 November 2006 to be invalid; No. A55-23415/2009 initiated based on the writ brought by creditor CJSC “VAZINTERSERVICE” to initiate bankruptcy proceedings against CJSC “Globotek”. The Company guaranteed the loan by Vazinterservice to Aksutin Alexander. Aksutin Alexander lent these funds, in turn, to the Company. The loan is shown under note payable- related parties and as of December 31, 2008, outstanding balance was $804,000. The Company does not expect to pay more than this loan balance offset in settlement of this estimated liability. (refer to note 8) The Court determined that the guarantee was valid and declined its cancellation.

Tax contingencies

Russian tax, currency and customs legislation is subject to varying interpretations and changes, which can occur frequently. Management’s interpretation of such legislation as applied to the transactions and activity of the Group may be challenged by the relevant regional and federal authorities. Recent events within the Russian Federation suggest that the tax authorities may be taking a more assertive position in their interpretation of the legislation and assessments, and it is possible that transactions and activities that have not been challenged in the past may be challenged. As a result, significant additional taxes, penalties and interest may be assessed. Fiscal periods remain open to review by the authorities in respect of taxes for three calendar years preceding the year of review. Under certain circumstances reviews may cover longer periods. As at December 31, 2008, management believes that its interpretation of the relevant legislation is appropriate and the Group’s tax, currency and customs positions will be sustained.

12. INCOME TAXES

The Company has adopted Financial Accounting Standard No. 109 which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

Income tax expense (benefit) comprises the following:

	December 31, 2008	December 31, 2007

Current income tax expenses	$1,802	$1,652
Deferred income tax expenses (benefit)	670,799	(662 425)
Total income tax expenses (benefit)	$672,601	$(660 774)

As of December 31, 2007, the Company recorded deferred tax liability of $662,425 mainly relating to net operating loss carryforwards of approximately $2,500,000.

For income tax reporting purposes, as of December 31, 2008, the Company’s estimated aggregate unused net operating losses approximate $1,200,000, which expire in future. The deferred tax asset related to the carryforward is approximately $240,000.  The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history and projections of the Company; it is more likely than not that the benefits will not be realized. Due to significant changes in the Company’s ownership, the Company’s future use of its existing net operating losses may be limited.

Components of deferred tax assets as of December 31, 2008 are as follows:

Non Current:
Net operating loss carryforward	$240,000
Valuation allowance	(240,000)
Net deferred tax asset	$-

On November 26, 2008, the Russian Federation reduced the standard corporate income tax rate from 24% to 20% with effect from January 1, 2009. The impact of the change in tax rate presented above represents the effect of applying the reduced 20% tax rate to the deferred tax balance at 31 December 2008.

Differences between US GAAP and statutory taxation regulations in Russia give rise to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and their tax bases. The tax effect of the movements in these temporary differences is detailed below and is recorded at the rate of 20% (2007: 24%).

13 - BUSINESS CONCENTRATION

Revenue from two (2) major customer approximated $2,480,000 or 37% of total revenues for the year ending December 31, 2008. Revenue from one (1) major customer approximated $3,048,467 or 91% of total revenues for the year ending December 31, 2007. Total accounts receivable of $0 of total accounts receivable, was due from these customers as of December 31, 2008.  Total accounts receivable of $0, of total accounts receivable, was due from these customers as of December 31, 2007.

Purchases from two (2) major suppliers approximated $3,345,118 of purchases and $3,619,000 or 63%of purchases for the years ended December 31, 2008 and 2007, respectively. Total accounts payable of approximately $38,018 was due to these suppliers as of December 31, 2008, and $0 of total accounts payable was due to these suppliers as of December 31, 2007.

14. GOING CONCERN MATTERS

The Company’s combined financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company had a working capital deficiency of $2,410,613 and reserves in stockholders’ equity of $632,925 at December 31, 2008, which raises substantial doubt about the Company’s ability to continue as a going concern. The accompanying combined financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Continuation as a going concern is dependent upon obtaining additional capital and upon the Company’s attaining profitable operations. The Company will require a substantial amount of additional funds to complete the development of its products, to build a sales and marketing organization, and to fund additional losses which the Company expects to incur over the next few years. The management of the Company intends to seek additional funding through a Private Placement Offering which will be utilized to fund product development and continue operations. The Company recognizes that, if it is unable to raise additional capital, it may find it necessary to substantially reduce or cease operations.

15.  SUBSEQUENT EVENTS

a) Management has made decision to transfer a complex carrying over on processing of passing oil gas from Mohtikovsky deposit (Nizhnevartovsk area, Hunts-Mansijsky independent district-Jugra) to Samara (Samara region).  The company expects that the relocation of the complex will result in more effective utilization.   The complex was shut down in January 2009. Additional investment of approximately $700,000 is needed to complete its relocation. In addition, management estimates that additional investment of $1,500,000 will be required to re-fabricate certain equipment to adjust to the capacity requirements in the Samara region.

b) On November, 26, 2009, JCSC Globotek entered into a contract for the performance of pre-design work on two deposits of passing oil gas. The pre-design work was completed in December 2009

JSC Globotek

JSC GLOBOTEK
CONDENSED COMBINED BALANCE SHEETS
SEPTEMBER 30, 2009 and 2008
(UNAUDITED)

	2009	2008
Assets
Current Assets
Cash and cash equivalents	$75	$4,307
Trade receivable, net of allowance for doubtful accounts $0 as of September 30, 2009 and 2008	209,098	191,351
Inventories	106,255	814,644
Advance paid to suppliers	112,079	910,690
VAT recoverable	513,095	628,847
Other current assets	191,191	324,375
Total Current Assets	1,131,793	2,874,214

Property and Equipment, net of accumulated depreciation of $385,913 and 261,256, respectively	3,485,241	4,092,733
Other Assets:
Intangible Assets	145,794	122,430
Total Assets	$4,762,829	$7,089,379

(Deficiency in) Stockholders' equity and Liabilities
Current Liabilities:
Advances received from customers	$155,436	$399,189
Trade payable	1,218,179	2,563,745
Notes payable – current	1,062,023	1,076,140
Capital lease payable – current	1,650,266	990,134
Other current liabilities	125,177	94,842
Total Current Liabilities	4,211,079	5,124,049

Long-term Liabilities:
Notes payable – long term	1,045,635	1,235,592
Capital lease payable – long term	564,840	1,449,549
Total Long-term Liabilities	1,610,476	2,685,141

(Deficiency in) Stockholders' Equity:
Common Stock, no par value; 100 shares authorized; 100 shares issued and outstanding at September 30, 2009 & 2008	100	100
Additional paid-in capital	1,059	1,059
Accumulated deficit	(1,878,716)	(713,696)
Accumulated other comprehensive income / loss	818,831	(7,274)
Total (Deficiency in) Stockholders' Equity	(1,058,726)	(719,811)
Total (Deficiency in) Stockholders’ Equity and Liabilities	$4,762,829	$7,089,379

The accompanying notes are an integral part of these unaudited condensed combined financial statements

JSC GLOBOTEK
CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(UNAUDITED)

	2009	2008
Revenues
Sale of productive output	$23,064	$4,280,672
Sale of goods	865,453	2,416,097
Other revenue	437,076	33,027
Total Revenue	1,325,593	6,729,796

Cost of Sales	(1,056,318)	(2,270,342)

Gross profit	269,275	4,459,453

Operating Expenses:
VAT	202,209	1,026,579
Selling, general and administrative	524,073	850,186
Total Operating Expenses	726,282	1,876,765

Income (Loss) from Operations	(457,007)	2,582,688

Other Income (Expenses):
Interest income	2,035	1,200
Interest expense	(154,036)	(75,953)
Miscellaneous income	16,072	59,092
Total Other Income (Expenses)	(135,929)	(15,661)

Income (Loss) before Taxes	(592,936)	2,567,027

Income tax (expenses) benefit	(194)	(670,896)

Net Income (Loss)	$(593,130)	$1,896,131

The accompanying notes are an integral part of these unaudited condensed combined financial statements

JSC GLOBOTEK
CONDENSED COMBINED STATEMENT OF (DEFICIENCY IN) STOCKHOLDERS' EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009
(UNAUDITED)

	Common Stock		Additional Paid -in	Accumulated	Accumulated Other Comprehensive	Total (Deficiency in)Shareholders'
	Common Shares	Amount	Capital	Deficit	Income / (Loss)	Equity

Balance as at 31, December 2008	100	$100	$1,059	$(1,285,587)	$651,503	$(632,925)
Cumulative translation adjustment	-	-	-	-	167,328	167,328
Net loss		-	-	(593,130)	-	(593,130)
Balance as at 30, September 2009	100	$100	$1,059	$(1,878,716)	$818,831	$(1,058,726)

The accompanying notes are an integral part of these unaudited condensed combined financial statements

JSC GLOBOTEK
CONDENSED COMBINED STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(UNAUDITED)

	2009	2008
Cash Flows from Operating Activities:
Net income (loss) from operations	$(593,130)	$1,896,131
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	315,119	254,919
(Increase) / decrease in:
Trade receivables	(159,333)	(190,752)
Inventories	554,142	(789,154)
Advances to suppliers	80,945	283,690
VAT recoverable	(24,774)	(540,810)
Deferred tax assets	-	670,798
Other current assets	169,693	251,041
Increase / (decrease) in:
Advances received from customers	(351,050)	(1,154,968)
Trade payables	(321,938)	506,817
Other current liabilities	(7,743)	202,295
Net Cash Provided by (Used in) Operating Activities	(338,069)	1,390,004

Cash Flows from Investing Activities:
Repayments of notes receivable	(13,104)	-
Payment for purchase of Fixed assets	-	(3,037,543)
Payment for intangible assets	(3,125)	(122,267)
Net Cash (Used in) Provided by Investing Activities	(16,229)	(3,159,810)

Cash Flows from Financing Activities:
Net proceeds from capital leases	208,954	1,800,980
Repayment to note payable – related parties	(23,731)	(582,279)
Net Cash Provided by Financing Activities	185,223	1,218,701

Exchange differences	167,135	546,139
Net Decrease in Cash and Cash Equivalents	(1,940)	(4,966)
Cash and Cash Equivalents at the beginning of the Year	2,015	9,273
Cash and Cash Equivalents at The End of the Year	$75	$4,307

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for interest	$-	130,410
Cash paid during the year for taxes	$-	7,246

The accompanying notes are an integral part of these unaudited condensed combined financial statements

JSC  GLOBOTEK
NOTES TO COMBINED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009 AND 2008

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The unaudited condensed financial statements are prepared on a combined basis. All significant intercompany transactions and balances have been eliminated in combination. The financial statements include JSC Globotek, Globotek NV and Globotek Samara.

The unaudited condensed combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Accordingly, the results from operations for the nine months period ended September 30, 2009, are not necessarily indicative of the results that may be expected for the year ended December 31, 2009. These unaudited condensed combined financial statements should be read in conjunction with the December 31, 2008 financial statements and footnotes thereto included elsewhere in this report.

2. PROPERTY AND EQUIPMENT

The Company’s property and equipment at September 30, 2009 and 2008 consist of the following:
	2009	2008
Machinery	$3,259,856	$3,241,416
Motor vehicles	121,852	121,852
Furniture	14,688	14,688
Office equipment	68,984	65,032
Construction in progress	801,925	911,002
	4,267,307	4,353,989
Less accumulated depreciation	(782,066)	(261,256)
	$3,485,241	$4,092,733

Depreciation expense charged to operations amounted to $385,913 and $251,506 for the period ended September 30, 2009 and 2008 respectively.

3. INVENTORY

Inventory at September 30, 2009 and 2008 consist of the following:
	2009	2008
Raw materials	$59,596	$81,867
Finished goods and goods for resale	46,660	732,778
Total	$106,255	$814,644

4. TRADE PAYABLE

Accounts payable and accrued liabilities consisted of the following at September 30, 2009 and 2008:
	2009	2008
Accounts payable	$1,218,179	$2,563,745
Accrued payroll	29,280	33,430
Accrued taxes payable	73,457	45,013
Other accounts payable	22,441	16,398
Total	$1,343,356	$2,658,586

5. RELATED PARTY TRANSACTIONS

Parties are considered to be related if one party has the ability to control the other party, is under common control, or can exercise significant influence over the other party in making financial or operational decisions.  In considering each possible related party relationship, attention is directed to the substance of the relationship, not merely the legal form.  During the year the Company entered into transactions with related parties. The outstanding balances at the period end and the income and expense for the period with related parties are as follows:

Shareholders	Accounts	2009	2008

Lukin D.	Borrowings (сurrent liabilities)	$1,226	$-
	Borrowings (non-сurrent liabilities)	843,002	1,017,754
	Interest expenses	8,382	-
Lukin A.	Trade payable	759	19,298
	Other costs	51,295	69,291
	Rent and rates	3,097	4,183
Lukin S.	Trade receivable
	Sales of assets	1,648
Lapkin A.	Trade payable	40,204	47,921
	Intangible Assets (patent)	42,109	47,109
Lapkin S.	Trade payable	40,204	47,921
	Intangible Assets (patent)	42,109	47,109

Also, the Company buys and sells goods from related parties- entities which are controlled or managed by the stockholders of the Company. The Company sold goods totaling to $596,000 and $3,243,000 for the nine months ended September 30, 2009 and 2008, respectively. The Company purchased goods totaling to $0   and $1,941,000 for the nine months ended September 30, 2009 and 2008, respectively.

6.  SUBSEQUENT EVENTS

a) Management has made decision to transfer a complex carrying over on processing of passing oil gas from Mohtikovsky deposit (Nizhnevartovsk area, Hunts-Mansijsky independent district-Jugra) to Samara (Samara region).

b) On November, 26, 2009, JCSC Globotek entered into a contract for the performance of pre-design work on two deposits of passing oil gas. The pre-design work was completed in December, 2009.